EXHIBIT 23.1
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    CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated October 26, 2000, relating
to the financial statements of Diamond International Group,
Inc. for the quarter ended September 30, 2000 appearing in
the Company's Form 10-QSB.  Such report has been
incorporated by reference in this Registration Statement.
We consent to the incorporation by reference in this
Registration Statement on Form S-8 of the aforementioned
reports and to the use of our name as it appears under the
caption "Experts".
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/s/ Weisberg, Mole & Company, LLP
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Hicksville, New York
March 7, 2001